                                                                Registration No.
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                     ---------------------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

      DELAWARE                                           62-1411755
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                       5100 WEST SAHARA AVENUE, SUITE 200
                             LAS VEGAS, NEVADA 89146
                    (Address of Principal Executive Offices)

               HARRAH'S ENTERTAINMENT, INC. 1990 STOCK OPTION PLAN
                            (Full title of the plan)

                               STEPHEN H. BRAMMELL
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
             5100 WEST SAHARA AVENUE, SUITE 200, LAS VEGAS, NV 89146
                                 (702) 579-2300
            (Name, address, including zip code, and telephone number,
                    including area code of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
Title of Securities to be Registered    Amount to be     Proposed Maximum    Proposed Maximum      Amount of
                                        Registered (1)   Offering Price      Aggregate Offering    Registration Fee
                                                         Per Share (2)       Price (2)
=====================================   ==============   ================    ==================    ================
Common stock, par value $0.10 per           1,800,000         $22.875             $41,175,000         $10,870.20
share
=====================================   ==============   ================    ==================    ================

(1) Harrah's Entertainment, Inc. 1990 Stock Option Plan, as amended (the "Plan"), authorizes the issuance of a maximum of 15,000,000 shares (including the 1,800,000 shares being registered hereby) of Common Stock of Harrah's Entertainment, Inc. (the "Company"), plus reissuances of cancelled shares and adjustments to shares to account for any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants to purchase Common Stock or other securities of the Company, or other similar transaction or event.
(2) For purposes of computing the registration fee only, pursuant to Rule 457(h), the Proposed Maximum Offering Price Per Share is based upon the average of the high and low prices reported on the New York Stock Exchange on June 14, 2000.

                                    STATEMENT
                               ------------------



          Harrah's Entertainment, Inc. (the "Company") has amended the Harrah's Entertainment, Inc. 1990 Stock Option Plan (the "Plan"), by increasing the number of shares in the Plan by an additional 1,800,000 shares.

         The contents of the earlier Registration Statement, file number 33-59991, are incorporated herein by reference.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities registered hereby has been passed upon by Stephen H. Brammell, General Counsel of the Company. At the time of filing this Registration Statement, Mr. Brammell owned 25,214 shares of Common Stock and holds options for 106,000 shares of Common Stock which have been issued under the Company's 1990 Stock Option Plan, as amended.

Item 8.  Exhibits
         --------

Exhibit No.                         Description
-----------                         -----------

*EX-4.1 Amendment to Harrah's Entertainment, Inc. 1990 Stock Option plan effective February 23, 2000.

*EX-5 Opinion of Stephen H. Brammell as to the legality of the securities being registered hereby.

*EX-23.1  Consent of Stephen H. Brammell (included as part of Exhibit 5).

*EX-23.2 Consent of Arthur Andersen LLP, independent certified public accountants.

*EX-24    Power of Attorney (incorporated into the signature pages hereof).

-----------------
*  Filed herewith.

                                   Signatures
                                 ---------------



         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on June 22, 2000.



                             HARRAH'S ENTERTAINMENT, INC.



                             By:      /s/  STEPHEN H. BRAMMELL
                                      --------------------------------------
                                      Stephen H. Brammell
                                      Senior Vice President, General Counsel
                                      and Secretary

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Philip G. Satre, Colin V. Reed, and Stephen H. Brammell and each of them, either one of whom may act without joinder of the other, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

         Signature                   Title                                Date
         --------------              ------                               ----

/s/  SUSAN CLARK-JOHNSON             Director                        June 22, 2000
---------------------------------
    (Susan Clark-Johnson)


                                     Director                        June 22, 2000
---------------------------------
    (James B. Farley)


/s/  JOE M. HENSON                   Director                        June 22, 2000
---------------------------------
    (Joe M. Henson)


/s/  RALPH HORN                      Director                        June 22, 2000
---------------------------------
    (Ralph Horn)

         Signature                   Title                                Date
         ---------                   -----                                -----

/s/  J. K. HOUSSELS, III             Director                        June 22, 2000
---------------------------------
    (J. K. Houssels, III)


                                     Director, Chief                 June 22, 2000
---------------------------------    Operating Officer, and
    (Gary W. Loveman)                Office of the President


/s/  R. BRAD MARTIN                  Director                        June 22, 2000
---------------------------------
    (R. Brad Martin)


/s/  ROBERT G. MILLER                Director                        June 22, 2000
---------------------------------
    (Robert G. Miller)


/s/  COLIN V. REED                   Director, Chief                 June 22, 2000
---------------------------------    Financial Officer, and
    (Colin V. Reed)                  Office of the President


/s/  WALTER J. SALMON                Director                        June 22, 2000
---------------------------------
    (Walter J. Salmon)


/s/  PHILIP G. SATRE                 Director, Chairman,             June 22, 2000
---------------------------------    Chief Executive Officer,
    (Philip G. Satre)                and Office of the President


/s/  BOAKE A. SELLS                  Director                        June 22, 2000
---------------------------------
    (Boake A. Sells)

         Signature                   Title                                Date
         ---------                   -----                                -----

/s/  EDDIE N. WILLIAMS               Director                        June 22, 2000
---------------------------------
    (Eddie N. Williams)


/s/  JUDY T. WORMSER                Controller and                   June 22, 2000
---------------------------------   Principal Accounting
    (Judy T. Wormser)               Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description                              Sequential Page No.
-----------       -----------                              -------------------
*EX-4.1           Amendment to Harrah's                              8
                  Entertainment, Inc. 1990
                  Stock Option Plan effective
                  February 23, 2000.

*EX-5             Opinion of Stephen H. Brammell                     9
                  as to the legality of the
                  securities being registered hereby.

*EX-23.1          Consent of Stephen H. Brammell                     9
                  (included as part of Exhibit 5).

*EX-23.2          Consent of Arthur Andersen LLP,                   10
                  independent certified public
                  accountants.

*EX-24            Power of Attorney (incorporated                    4
                  into the signature pages hereof).


------------
*   Filed herewith.